Exhibit 99.1

Consolidated Water Reports Q2 2019 Results; Revenues up 22% to $18.3 million, Net Income up 13% to $2.5 million or $0.16 per Share

GEORGE TOWN, Cayman Islands, August 12, 2019 -- Consolidated Water Co. Ltd. (Nasdaq Global Select Market: CWCO), a leading developer and operator of seawater desalination plants, reported results for the quarter ended June 30, 2019. Quarterly and first-half comparisons are to the same year-ago period unless otherwise noted.

Q2 2019 Financial Highlights

•	Total revenues increased 22% to $18.3 million.

•	Manufacturing revenue increased 332% to $4.3 million.

•	Gross profit up 22% to $7.6 million.

•	Net income attributable to stockholders increased 13% to $2.5 million or $0.16 per diluted share.

•	$1.3 million in dividends paid.

Q2 2019 Operational Highlights

•	Appointed Jamie Bryan to the new position of Vice President of Manufacturing. Bryan brings to Consolidated Water more than 22 years of experience in engineering, manufacturing, plant integration and development, and product development and distribution.

•	Continued to advance the development project in Rosarito, Baja California, Mexico involving the construction and operation of a major seawater desalination plant and distribution pipeline. Designed to produce 100 million gallons per day of potable water, the plant is expected to be the largest of its kind in the Western Hemisphere and a major, much-needed new source of drinking water for the coastal region of Baja California for at least 37 years.

•	Completed the disposition of CW-Bali for total consideration of $390,000.

Management Commentary

“In Q2, we realized double-digit revenue and gross profit growth that was driven primarily by increased production activity in our manufacturing business,” commented Consolidated Water CEO, Rick McTaggart. “The growth in manufacturing was due to a renewed focus on industrial sales, strong execution by our sales team and increasing customer demand for our specialized products.

“Our retail revenue growth was in part attributed to the fact that it has been a very dry year so far, with rainfall in the second quarter down 76% compared to last year. For the first half of 2019, rainfall in our Cayman Islands service area was down 55% compared with rainfall in the first half of 2018 and was also 55% lower than the 30-year average.

“The prospects for the manufacturing segment continue to look favorable, given that we have specialized manufacturing capabilities and experience relating to markets with relatively high barriers to entry. In these markets, we qualify for projects that require unique quality controls and certification. We also fabricate water treatment equipment for a diverse number of industries involved in wastewater treatment infrastructure, and we believe the numerous municipal utilities in need of improvements in this area can also drive growth in our business.

“In anticipation of further manufacturing growth, we are expanding our production facility, with this expected to be completed within the next year. This project is being led by our new VP of Manufacturing, whose knowledge and experience will play an important role as we grow this business.

“With respect to our Rosarito project, we had two major positive developments earlier this year regarding legislative approval and funding that has allowed us to proceed to the next several important steps before we begin the construction phase. These steps include securing the major portions of the project’s required debt financing and aqueduct rights of way.

“There remain many water-scarce countries in the Caribbean and other markets where we believe we can have a positive impact on their development by providing essential fresh water supplies. So, we are continuing to explore development opportunities where we can support the growth of regional economies and improve the quality of life in local communities.

“We plan to take advantage of the ample liquidity on our balance sheet to expand into new markets and complementary product lines, diversify revenue streams and widen our geographic footprint. Our strong performance in Q2 reflects the tremendous opportunities ahead.”

Second Quarter 2019 Financial Summary

Total revenues for the second quarter of 2019 were $18.3 million, up 22% compared to $15.1 million in the same year-ago quarter. The increase was primarily driven by an increase of $3.3 million in the manufacturing segment, as well as an increase of $0.7 million in the retail segment.

Manufacturing revenues increased due to an increase in the number of orders and expanded project production activity. The increase in manufacturing and retail revenues was partially offset by a decrease in bulk and services revenues. The decrease in bulk revenues was due to the lower rates that came into effect in February for water supplied by the company’s Red Gate and North Sound plants.

Gross profit for the second quarter of 2019 was $7.6 million or 41.3% of revenues, up 22% from $6.2 million or 40.1% of revenues in the same year-ago quarter.

Net income attributable to Consolidated Water stockholders for the second quarter of 2019 was $2.5 million or $0.16 per fully diluted share, up 13% from $2.2 million or $0.14 per fully diluted share the year-ago quarter.

The rise in net income for the second quarter of 2019 as compared to the same year-ago quarter reflects an improvement in income from operations of $1.2 million.

Cash and cash equivalents totaled $41.9 million as of June 30, 2019, as compared to $31.3 million as of December 31, 2018. The increase resulted primarily from net income generated from continuing operations.

First Half 2019 Financial Summary

Total revenues for the first half of 2019 were $35.3 million, up 19% compared to $29.6 million in the same year-ago period. The increase was primarily driven by an increase of $5.8 million in the manufacturing segment, as well as an increase of $1.0 million in the retail segment.

Manufacturing revenues increased due to an increase in the number of orders and expanded project production activity. Retail revenues increased due to the volume of water sold by Cayman Water, which increased by nearly 3%, as well as due to increased energy prices that increased the energy pass-through component of the company’s Cayman Water retail revenues by $356,000.

The increase in manufacturing and retail revenues was partially offset by a decrease in bulk and slight decrease in services revenues. The decrease in bulk revenues was due to the lower rates that came into effect in February of this year under the new contract for water supplied by the Red Gate and North Sound plants.

Gross profit for the first half of 2019 was $14.5 million or 41.1% of revenues, up 17% from $12.4 million or 41.7% of revenues in the same year-ago period.

Net income attributable to Consolidated Water stockholders for the half of 2019 was $8.7 million or $0.57 per fully diluted share, up 102% from $4.3 million or $0.28 per fully diluted share in the same year-ago period.

Second Quarter Segment Results

	Three Months Ended June 30, 2019
	Retail	Bulk	Services	Manufacturing	Total
Revenues	$6,983,515	$6,941,051	$90,792	$4,289,902	$18,305,260
Cost of revenues	2,982,758	4,768,122	45,094	2,956,537	10,752,511
Gross profit	4,000,757	2,172,929	45,698	1,333,365	7,552,749
General and administrative expenses	3,405,421	344,971	779,882	464,718	4,994,992
Gain on asset dispositions and impairments, net	397,301	-	-	-	397,301
Income (loss) from operations	$992,637	$1,827,958	$(734,184)	$868,647	2,955,058
Other income, net					50,333
Income before income taxes					3,005,391
Provision for income taxes					64,233
Net income from continuing operations					2,941,158
Income from continuing operations attributable to non-controlling interests					464,896
Net income from continuing operations attributable to Consolidated Water Co. Ltd. stockholders					2,476,262
Total income from discontinued operations					-
Net income attributable to Consolidated Water Co. Ltd. stockholders					$2,476,262

Depreciation and amortization expenses for the three months ended June 30, 2019 for the retail, bulk, services and manufacturing segments were $615,363, $976,437, $1,137 and $215,713, respectively.

	Three Months Ended June 30, 2018
	Retail	Bulk	Services	Manufacturing	Total
Revenues	$6,268,023	$7,680,701	$122,912	$992,430	$15,064,066
Cost of revenues	2,722,650	5,397,449	104,069	655,679	8,879,847
Gross profit	3,545,373	2,283,252	18,843	336,751	6,184,219
General and administrative expenses	2,874,517	297,863	665,738	608,851	4,446,969
(Loss) on asset dispositions and impairments, net	(650)	-	-	-	(650)
Income (loss) from operations	$670,206	$1,985,389	$(646,895)	$(272,100)	1,736,600
Other income, net					312,032
Income before income taxes					2,048,632
Benefit from income taxes					(48,878)
Net income from continuing operations					2,097,510
Income from continuing operations attributable to non-controlling interests					208,692
Net income from continuing operations attributable to Consolidated Water Co. Ltd. stockholders					1,888,818
Total income from discontinued operations					299,375
Net income attributable to Consolidated Water Co. Ltd. stockholders					$2,188,193

Depreciation and amortization expenses for the three months ended June 30, 2018 for the retail, bulk, services and manufacturing segments were $504,616, $763,490, $7,639 and $399,426, respectively.

First Half Segment Results

	Six Months Ended June 30, 2019
	Retail	Bulk	Services	Manufacturing	Total
Revenues	$13,670,175	$14,052,364	$191,369	$7,379,876	$35,293,784
Cost of revenues	5,808,362	9,722,713	167,013	5,080,644	20,778,732
Gross profit	7,861,813	4,329,651	24,356	2,299,232	14,515,052
General and administrative expenses	6,522,699	606,383	1,265,767	978,177	9,373,026
Gain on asset dispositions and impairments, net	394,570	46,500	-	-	441,070
Income (loss) from operations	$1,733,684	$3,769,768	$(1,241,411)	$1,321,055	5,583,096
Other income, net					310,423
Income before income taxes					5,893,519
Provision for income taxes					113,192
Net income from continuing operations					5,780,327
Income from continuing operations attributable to non-controlling interests					738,804
Net income from continuing operations attributable to Consolidated Water Co. Ltd. stockholders					5,041,523
Net income from discontinued operations					3,621,170
Net income attributable to Consolidated Water Co. Ltd. stockholders					$8,662,693

Depreciation and amortization expenses for the six months ended June 30, 2019 for the retail, bulk, services and manufacturing segments were $1,133,377, $1,924,126, $2,273 and $492,766, respectively.

	Six Months Ended June 30, 2018
	Retail	Bulk	Services	Manufacturing	Total
Revenues	$12,699,371	$15,127,484	$246,676	$1,545,198	$29,618,729
Cost of revenues	5,484,204	10,447,785	238,940	1,094,540	17,265,469
Gross profit	7,215,167	4,679,699	7,736	450,658	12,353,260
General and administrative expenses	5,959,363	594,734	1,316,374	1,238,209	9,108,680
(Loss) on asset dispositions and impairments, net	(1,990)	-	-	-	(1,990)
Income (loss) from operations	$1,253,814	$4,084,965	$(1,308,638)	$(787,551)	3,242,590
Other income, net					459,629
Income before income taxes					3,702,219
Benefit from income taxes					(126,266)
Net income from continuing operations					3,828,485
Income from continuing operations attributable to non-controlling interests					174,199
Net income from continuing operations attributable to Consolidated Water Co. Ltd. stockholders					3,654,286
Net income from discontinued operations					626,432
Net income attributable to Consolidated Water Co. Ltd. stockholders					$4,280,718

Depreciation and amortization expenses for the six months ended June 30, 2018 for the retail, bulk, services and manufacturing segments were $1,007,629, $1,527,037, $15,277 and $798,720, respectively.

Outlook

Based on committed purchase orders, Consolidated Water continues to expect that the performance of its manufacturing segment for the 2019 fiscal year to exceed its performance for 2018.

The company traditionally sells more water on Grand Cayman during the first half of the calendar year when the number of visitors is typically greater and local rainfall is less as compared to the back half of the year.

Conference Call

Consolidated Water management plans to host a conference call to discuss these results, followed by a question and answer period.

Date: Monday, August 12, 2019

Time: 11:00 a.m. Eastern time (8:00 a.m. Pacific time)

Toll-free dial-in number: 1-844-875-6913

International dial-in number: 1-412-317-6709

Conference ID: 10133824

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact CMA at 1-949-432-7566.

A replay of the call will be available after 1:00 p.m. Eastern time on the same day through August 19, 2019, as well as available for replay via the Investors section of the Consolidated Water website at www.cwco.com.

Toll-free replay number: 1-877-344-7529

International replay number: 1-412-317-0088

Replay ID: 10133824

About Consolidated Water Co. Ltd.

Consolidated Water Co. Ltd. develops and operates seawater desalination plants and water distribution systems in areas of the world where there are scarce amounts of naturally occurring potable water. The company operates water production facilities in the Cayman Islands, The Bahamas and the British Virgin Islands. The company’s operations in the United States manufacture and service a wide range of products and provide design, engineering, management, operating and other services applicable to commercial and municipal water production, supply and treatment, and industrial water and wastewater treatment. For more information, visit www.cwco.com.

Company Contact:

David W. Sasnett

Executive Vice President and CFO

Tel (954) 509-8200

dsasnett@cwco.com

Investor Relations Contact
Ron Both, CMA
Tel (949) 432-7566
CWCO@cma.team

Cautionary Note Regarding Forward-Looking Statements

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe", "estimate", "project", "intend", "expect", "should", "will" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the company's products and services in the marketplace, changes in its relationships with the governments of the jurisdictions in which it operates, the outcome of its negotiations with the Cayman government regarding a new retail license agreement, its ability to successfully secure contracts for new water projects, its ability to complete the project under development in Baja California, Mexico, the future financial performance of its subsidiary that manufactures water treatment-related systems and products and provides design, engineering, management, operating and other services applicable to commercial, municipal and industrial water production, its ability to develop its projects and operate its water production facilities profitably, its ability to collect its delinquent accounts receivable in the Bahamas, and its ability to manage growth and other risks detailed in the company's periodic report filings with the Securities and Exchange Commission (“SEC”). For more information about risks and uncertainties associated with the company’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the company’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting the company’s Secretary at the company’s executive offices or at the “Investors – SEC Filings” page of the company’s website at http://ir.cwco.com/Docs/. Except as otherwise required by law, the company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

CONSOLIDATED WATER CO. LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2019	2018
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$41,878,723	$31,337,477
Restricted cash	1,505,679	-
Accounts receivable, net	20,190,787	24,228,095
Inventory	3,764,169	2,232,721
Prepaid expenses and other current assets	675,931	1,035,796
Current portion of loans receivable	-	734,980
Costs and estimated earnings in excess of billings	3,451,517	835,669
Current assets of discontinued operations	-	1,959,494
Total current assets	71,466,806	62,364,232
Property, plant and equipment, net	62,951,715	58,880,818
Construction in progress	661,062	6,015,043
Inventory, non-current	4,417,302	4,545,198
Investment in OC-BVI	2,127,099	2,584,987
Goodwill	8,004,597	8,004,597
Land and rights of way held for development	24,161,024	24,161,024
Intangible assets, net	1,499,444	1,891,667
Operating lease right-of-use assets	4,590,492	-
Other assets	2,079,668	2,123,999
Long-term assets of discontinued operations	-	1,944,033
Total assets	$181,959,209	$172,515,598

LIABILITIES AND EQUITY
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$2,779,028	$4,570,641
Accrued compensation	853,782	1,286,468
Dividends payable	1,290,174	1,286,493
Current maturities of operating leases	647,782	-
Billings in excess of costs and estimated earnings	-	109,940
Current liabilities of discontinued operations	-	646,452
Total current liabilities	5,570,766	7,899,994
Deferred tax liability	540,966	659,874
Noncurrent operating leases	4,036,684	-
Other liabilities	75,000	199,827
Total liabilities	10,223,416	8,759,695
Commitments and contingencies
Equity
Consolidated Water Co. Ltd. stockholders' equity
Redeemable preferred stock, $0.60 par value. Authorized 200,000 shares; issued and outstanding 40,120 and 34,796 shares, respectively	24,072	20,878
Class A common stock, $0.60 par value. Authorized 24,655,000 shares; issued and outstanding 15,020,344 and 14,982,906 shares, respectively	9,012,206	8,989,744
Class B common stock, $0.60 par value. Authorized 145,000 shares; none issued	-	-
Additional paid-in capital	87,534,435	87,211,953
Retained earnings	65,400,272	59,298,161
Cumulative translation adjustment	-	(549,555)
Total Consolidated Water Co. Ltd. stockholders' equity	161,970,985	154,971,181
Non-controlling interests	9,764,808	8,784,722
Total equity	171,735,793	163,755,903
Total liabilities and equity	$181,959,209	$172,515,598

CONSOLIDATED WATER CO. LTD.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Total revenues	$18,305,260	$15,064,066	$35,293,784	$29,618,729
Total cost of revenues	10,752,511	8,879,847	20,778,732	17,265,469
Gross profit	7,552,749	6,184,219	14,515,052	12,353,260
General and administrative expenses	4,994,992	4,446,969	9,373,026	9,108,680
Gain (loss) on asset dispositions and impairments, net	397,301	(650)	441,070	(1,990)
Income from operations	2,955,058	1,736,600	5,583,096	3,242,590

Other income (expense):
Interest income	140,467	170,102	290,652	331,223
Interest expense	(1,482)	(2,876)	(1,482)	(4,630)
Profit-sharing income from OC-BVI	2,025	56,700	8,100	85,050
Equity in the earnings (losses) of OC-BVI	(24,949)	157,483	(11,488)	238,076
Net unrealized gain (loss) on put/call options	-	84,000	(24,000)	(122,000)
Other	(65,728)	(153,377)	48,641	(68,090)
Other income, net	50,333	312,032	310,423	459,629
Income before income taxes	3,005,391	2,048,632	5,893,519	3,702,219
Provision for (benefit from) income taxes	64,233	(48,878)	113,192	(126,266)
Net income from continuing operations	2,941,158	2,097,510	5,780,327	3,828,485
Income from continuing operations attributable to non-controlling interests	464,896	208,692	738,804	174,199
Net income from continuing operations attributable to Consolidated Water Co. Ltd. stockholders	2,476,262	1,888,818	5,041,523	3,654,286
Gain on sale of discontinued operations	-	-	3,621,170	-
Net income from discontinued operations	-	299,375	-	626,432
Total income from discontinued operations	-	299,375	3,621,170	626,432
Net income attributable to Consolidated Water Co. Ltd. stockholders	$2,476,262	$2,188,193	$8,662,693	$4,280,718

Basic earnings per common share attributable to Consolidated Water Co. Ltd. common stockholders
Continuing operations	$0.16	$0.13	$0.34	$0.25
Discontinued operations	-	0.02	0.24	0.04
Basic earnings per share	$0.16	$0.15	$0.58	$0.29

Diluted earnings per common share attributable to Consolidated Water Co. Ltd. common stockholders
Continuing operations	$0.16	$0.12	$0.33	$0.24
Discontinued operations	-	0.02	0.24	0.04
Diluted earnings per share	$0.16	$0.14	$0.57	$0.28

Dividends declared per common and redeemable preferred shares	$0.085	$0.085	$0.17	$0.17

Weighted average number of common shares used in the determination of:
Basic earnings per share	15,020,344	14,959,309	15,020,344	14,959,284
Diluted earnings per share	15,130,778	15,117,726	15,130,071	15,116,712